As filed with the Securities and Exchange Commission on April 25, 2000

                                                    Registration No. 333-93047

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------


                        POST-EFFECTIVE AMENDMENT NO. 1
                               TO THE FORM S-1
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                               ----------------


                      PEOPLES COMMUNITY BANCORP, INC.
 (Exact name of registrant as specified in its certificate of incorporation)


                               ---------------


 Delaware                            6306                     31-1686242
------------------------------------------------------------------------------
(State or other jurisdiction    (Primary Standard          (I.R.S. Employer
of incorporation or             Industrial                 Identification No.)
organization)                   Classification Code
                                Number)

                               ---------------

                               11 S. Broadway
                            Lebanon, Ohio 45036
                               (513) 932-3876
(Address, including zip code, and telephone number, including area code, of registrant's principal place of business)

                               ---------------

                              Jerry D. Williams
                    President and Chief Executive Officer
                                11 S. Broadway
                             Lebanon, Ohio 45036
                               (513) 932-3876
(Name, address, including zip code, and telephone number, including area code, of agent for service)


                                Copy to:


                         Kevin M. Houlihan, Esq.
                         Hugh T. Wilkinson, Esq.
                 Elias, Matz, Tiernan & Herrick L.L.P.
                          734 15th Street, N.W.
                         Washington, D.C.  20005
                             (202) 347-0300





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                                 PART II



DEREGISTRATION OF COMMON STOCK

    The Registrant hereby deregisters 737,953 shares of common stock, par value $.01 per share ("Common Stock"), previously registered. The shares of Common Stock deregistered hereby were not sold in Registrant's recently completed offering of Common Stock.



























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                                 SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies and has authorized this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Ohio on April 21, 2000.

                         PEOPLES COMMUNITY BANCORP, INC.


                         By:  /s/ JERRY D. WILLIAMS
                             --------------------------------------
                              Jerry D. Williams
                              President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



       Name                             Title                        Date
___________________________     _______________________      _________________


/s/ JERRY D. WILLIAMS           Director, President and        April 21, 2000
---------------------------     Chief Executive Officer
Jerry D. Williams


/s/ THOMAS J. NOE               Director and Chief             April 21, 2000
---------------------------     Financial Officer (principal
Thomas J. Noe                   financial and accounting
                                officer)


/s/ JOHN E. RATHKAMP            Director and Secretary         April 21, 2000
---------------------------
John E. Rathkamp


/s/ ZANE M. BRANT               Director                       April 21, 2000
---------------------------
Zane M. Brant


/s/ JOHN L. BUCHANAN            Director                       April 21, 2000
---------------------------
John L. Buchanan


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       Name                             Title                        Date
___________________________     _______________________      _________________


/s/ DONALD L. HAWKE             Director                     April 21, 2000
---------------------------
Donald L. Hawke


/s/ PAUL E. HASSELBRING         Chairman of the Board        April 21, 2000
---------------------------
Paul E. Hasselbring


/s/ RICHARD S. JOHNSTON         Director                     April 21, 2000
---------------------------
Richard S. Johnston


/s/ NICHOLAS N. NELSON          Director                     April 21, 2000
---------------------------
Nicholas N. Nelson


/s/ JAMES R. VAN DEGRIFT        Director                     April 21, 2000
---------------------------
James R. Van DeGrift














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